UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 10, 2007

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        (e)    Shareholders of Harley-Davidson, Inc. (the “Company”) have approved the Harley-Davidson, Inc. Employee Short Term Incentive Plan.

        On December 10, 2007, the Human Resources Committee (the “Committee”) of the Board of Directors of the Company established short term incentive criteria for 2008 for the Company’s principal executive officer, the Company’s principal financial officer and one other named executive officer of the Company, the Company’s Executive Vice President, General Counsel and Secretary, as identified in the Company’s proxy statement for its annual meeting of shareholders held on April 28, 2007, filed on Schedule 14A with the Securities and Exchange Commission (the “Commission”) on March 28, 2007. These short term incentive awards for 2008 will be based on the growth rate of the Company’s earnings per share and asset productivity (calculated by dividing revenues by fixed assets and working capital) at Harley-Davidson Motor Company. Harley-Davidson Motor Company is comprised of Harley-Davidson Motor Company Operations, Inc., Harley-Davidson Motor Company Group, Inc. and Harley-Davidson Motor Company, Inc.

        The Committee also established short term incentive criteria for 2008 for approximately 9,000 employees of Harley-Davidson Motor Company. These employees include the President and Chief Operating Officer of Harley-Davidson Motor Company and the Senior Vice President of Product Development (formerly the Vice President, New Business) of Harley-Davidson Motor Company, who are named executive officers of the Company identified in the Company’s proxy statement for its annual meeting of shareholders held on April 28, 2007, filed on Schedule 14A with the Commission on March 28, 2007. These short term incentive awards for 2008 will be based on earnings before interest and taxes, asset productivity and strategic measures (quality and retail sales), in each case at Harley-Davidson Motor Company.

        In addition, the five named executive officers referred to above will participate in a separate strategic leadership plan. An executive will earn compensation under this additional plan based on the executive’s performance toward certain strategic and leadership objectives based on the judgment of the Committee as it relates to the Company’s principal executive officer (with final approval by the Nominating and Corporate Governance Committee of the Board) and based on the judgment of the Company’s principal executive officer as it relates to the other senior executives (with review by the Committee).

Item 7.01.	Regulation FD Disclosure.

        On December 11, 2007, the Board of Directors of the Company authorized a new share repurchase program for up to 20 million shares of the Company’s common stock with no dollar limit or expiration date. This authorization is in addition to the 6.2 million shares outstanding as of September 30, 2007 under an authorization approved in October 2006 and is in addition to an ongoing authorization to repurchase shares to offset dilution.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: December 14, 2007	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary